EXHIBIT 10.9

WARRANTY DEED

The Grantor, Ludvik Rolin of Suite 303-1730 Chesterfield North Vancouver, BC for and in consideration of one dollar ($1.00) and other good and valuable consideration, does hereby convey unto Victory Eagle Resources Corp., a Nevada corporation with offices at Suite 317-5158 48th Avenue Delta, British Columbia V4K 5B6, (the "Grantee"), all right title and interest in and to the following mineral titles:

CLAIM NAME	TENURE No.	PERCENTAGE BEING SOLD
Victory 1	412428	100%
Victory 2	412429	100%
Victory 3	412430	100%
Victory 4	412431	100%
Victory 5	412432	100%
Victory 6	412433	100%
Victory 7	412434	100%
Victory 8	412435	100%

The Grantor, warrants that he holds title to the above and foregoing claims, free and clear of all claim and encumbrances, and agrees to defend said claims against any and all claims by third parties.

In witness whereof Ludvik Rolin has executed this warranty deed this 6th day of August, 2004.

__________________________________
Ludvik Rolin

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

I do hereby certify that on this 6th day of August, 2004, personally appeared before me, Ludvik Rolin, who is personally known to me and who is the individual described in and who executed the within 'instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes herein mentioned.

Given under my hand and seal this 6th day of August, 2004.

/s/ David Ferrigno
David Ferrigno, Notary Public